Exhibit 99.1

INTERNATIONAL SEAWAYS ANNOUNCES TEN-YEAR CONTRACT EXTENSIONS FOR ITS TWO FSO JOINT VENTURES

New York, NY – November 4, 2020 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, today announced that its two joint ventures with Euronav NV have signed 10-year contract extensions with North Oil Company (NOC), the operator of the Al-Shaheen oil field, whose shareholders are Qatar Petroleum Oil & Gas Limited and Total E&P Golfe Limited. The contract extensions are for the FSO Asia and the FSO Africa and provide direct continuation of the current contractual service until July 21, 2032 and September 21, 2032 respectively.

The FSO Asia and FSO Africa, two high specification custom-built, three million barrel capacity floating storage offshore units, have been serving the Al-Shaheen oil field continuously since 2010.

The contract extensions are expected to generate in excess of $645 million in contract revenues for the joint ventures from the extension dates in 2022. Based on International Seaways’ ownership in the joint ventures, the 10-year contract extensions are expected to generate in excess of $322 million in contract revenues for the Company.

“We look forward to continue to partner with Euronav and support NOC’s offshore business and specifically its operations in the Al-Shaheen oil fields,” said Lois K. Zabrocky, International Seaways’ President and CEO. “The 10-year contract extensions underscore the commercial importance of these high specification vessels, positioning International Seaways to generate significant contracted revenue, as well as locking in the value of these important assets.”

About International Seaways, Inc.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 39 vessels, including 13 VLCCs, two Suezmaxes, five Aframaxes/LR2s, 13 Panamaxes/LR1s and 4 MR tankers. Through joint ventures, it has ownership interests in two floating storage and offloading service vessels. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at https://www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends, its prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2019 for the Company, the Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

David Siever, International Seaways, Inc.

(212) 578-1635

dsiever@intlseas.com